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                   POLICY MANAGEMENT SYSTEMS CORPORATION

                               EXHIBIT INDEX


Exhibit
Number


11.  STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


27.  FINANCIAL DATA SCHEDULE